                                                                  EXHIBIT 10(cc)
                       TERMINATION AGREEMENT AND RELEASE
                       ---------------------------------

This Termination Agreement and Release, executed as of this l9th day of July 1995, is by and between Raymond P. Le Blanc (hereinafter referred to as "Employee") and Applied Magnetics Corporation, a Delaware corporation (hereinafter referred to as "Employer").

                                    Recitals
                                    --------

          A. Employee is currently serving as Vice President, Secretary and General Counsel of Employer and has management responsibilities for Employer's Legal Department.

          B. Employer has decided to discontinue its Legal Department, eliminate the position of General Counsel and to procure legal services from other sources.

          C. Employee and Employer desire to resolve all claims by Employee and to reach a mutual understanding and acceptance of the terms and conditions related to the termination of Employee's employment with Employer.

                                   Agreement
                                   ---------

            NOW, THEREFORE in consideration of the mutual promises and covenants herein contained it is hereby agreed as follows:

          1. Employee will be terminated from employment by Employer effective March 1, 1996 ("Termination Date"). Employee will cease to be an officer of Employer and its subsidiary and affiliated corporations and entities as of the date hereof and except as otherwise expressly provided herein is relieved of his duties and responsibilities as an officer and employee of Employer. Employee shall also no longer be considered by Employer to be a "reporting person" for purposes of Rule 16b promulgated under the Securities and Exchange Act of 1934, as amended. Employee agrees that from the date of this Agreement to the Termination Date he will be available to respond to inquiries from Employer regarding information he obtained while an employee of Employer, provided that the time spent by Employee on such matters during that period shall not exceed four (4) hours per month, unless the parties agree otherwise in writing. In the event the Employer utilizes the services of Employee in excess of four (4) hours per month prior to the Termination Date and at any time after the Termination Date, Employee shall charge Employer for such time and Employer shall pay for such time, at his normal hourly rate of $250 and for reasonable costs and expenses. Employer will promptly cause a person other than Employee to be designated as Employer's agent for service of process in each jurisdiction where Employer is qualified to conduct business and Employee is hereby relieved of any and all duties as agent for service process.

          2. Employee will not report to work at any of Employer's facilities. He will, however, remain on employee status to and including the Termination Date subject to the provisions of paragraph 1 above. At no time from and after the date of this Agreement shall Employee be authorized to represent or bind Employer or any of its subsidiary or affiliated corporations or entities in any way, or incur any reimbursable business expenses, unless expressly authorized in advance in writing by the Chief Executive Officer of Employer. During the period from the date hereof to the Termination Date, Employer shall provide to Employee during normal business hours reasonable secretarial support (but not office space) to assist Employee in his efforts to seek other employment. Employee shall be kept in Employer's voice mail system until March 1, 1996.

          3. During the period from the date of this Agreement to and including the Termination Date, Employer will pay to Employee $3,269.20 per week in accordance with Employer's standard payroll practices. Employee, or his heirs or personal representative in the case of death or disability shall be paid said salary, and shall receive the benefits referred to in paragraph 4 below, except as otherwise expressly provided therein, even in the event Employee dies or becomes disabled (as defined in section 1.6 of the Retention Agreement), is employed by another entity, he establishes his own law practice or otherwise becomes self-employed, provided,

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

however, upon occurrence of any of these events he shall cease to be an employee of Employer. Employer may deduct from said salary all customary and usual payroll deductions, including contributions to Employer's 401(k) Plan in an amount consistent with Plan limitations. Notwithstanding the foregoing, in the event Employee is not employed by a third party or has not established his own law practice or otherwise become self-employed by October 1, 1996, commencing on that date, Employer agrees to pay Employee $3,269.20 per week, provided that such obligation shall cease on the earliest to occur of (i) Employee becoming employed by another entity, (ii) Employee establishing his own law practice or otherwise becoming self-employed, or (iii) April 1, 1997.

          4. Employer will continue Employee's current group insurance, or the equivalent thereof (including group medical, dental, long-term disability, vision, basic life insurance, supplemental life insurance coverage, health care spending account, and 401(k) plan), including dependent coverage as applicable, through the Termination Date. From and after the date of this Agreement, Employee will not be entitled to participate in any other employee benefit plans of Employer except those specifically listed above, and Employee will not accrue any vacation or paid time off or personal time, provided, however, that if it should at any time be determined that Employee has accrued vacation/personal time during the period from the date of this Agreement to the Termination Date, the payments referred to in paragraph 3 above shall be deemed to include payment in full for any accrued vacation/personal time. Commencing on March 1, 1996, Employer agrees to reimburse Employee for COBRA premiums on the Employer's regular group medical, dental and vision policies for a period of 18 months, provided that in the event Employee becomes covered under plans offered by another employer, generally comparable to the group plans provided by Employer, prior to the expiration of the obligation of Employer to make such reimbursements, the obligation of Employer to make such reimbursements shall immediately cease. Reimbursement will be made within ten (10) days of receipt by Employer of an invoice from Employee reflecting COBRA premium payments made.

          5. Stock options providing for the purchase of 39,818 shares of the Common Stock of Employer heretofore granted to Employee and as reflected on Exhibit "A" attached hereto, and not vested are hereby deemed to be fully vested as of the date hereof and shall be exercisable up to the Termination Date. Employer represents that the acceleration of the exercisability of such stock options does not require any amendments to any of the stock option plans pursuant to which such options were granted and will hold Employee harmless and indemnify him for any loss, damage, cost or expense suffered or incurred by Employee in connection with any breach of this representation. So long as employer is not in breach of the foregoing indemnification obligation, Employee agrees (i) not to claim or assert that such acceleration requires any such amendment to any such stock option plan, and (ii) to waive all rights with respect to any such claim or assertion, or any cause of action relating thereto (other than rights to the indemnification described in the immediately preceding sentence).

          6. For and in consideration of all claims that Employee has or may have against Employer for emotional distress, personal injury or other tort damages Employee claims to have suffered as a consequence of his termination, Employer agrees to pay to Employee a sum equal to the current outstanding principal balance under the Company Loan, as hereinafter defined (together with any and all interest due thereunder), plus an amount equal to the closing price of the Employers' Common Stock as reported on the New York Stock Exchange on the date of this Agreement multiplied by 7,500, which shall be payable as follows:

                (a) Employer's agreement, effective as of the date of this Agreement to forgive, release, cancel and discharge all remaining indebtedness due by Employee under the Company Loan; and

                (b) Employer's agreement to release all restrictions against the transfer, sale or hypothecation imposed by Employer on all shares of the Common Stock of Employer issued to Employee under Employer's 1989 Amended and Restated Long Term Incentive Plan ("Restricted Shares").

Upon execution of the Agreement, the Employer will deliver to Employee the original Executive Note as hereinafter defined, marked "Canceled" and a full and complete reconveyance of the Deed of Trust in recordable form and shall also furnish to the Employer's Transfer Agent, First Interstate Bank of California, written, irrevocable instructions to the effect that all restrictions

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

shall be immediately removed from the Restricted Shares and that such shares may be transferred free and clear of such restriction and to the extent the Restricted Shares are free of restrictions on sale provided under Rule 144 promulgated under the Securities Act of 1933, as amended, free of any restrictive legends or stop codes. The consideration payable to Employee shall not be reflected in his W-2 income, shall not be subject to withholding taxes or other payroll deduction and shall not be reported on Form 1099. As used herein, the term "Company Loan" shall mean that certain loan, with a current outstanding principal balance of $60,000, made by Employer to Employee and represented by
(a) that certain Promissory Note dated January 10, 1994 (the "Executive Note") and (b) a deed of trust dated January 10, 1994, on that certain improved real property located at 2225 St. James Drive, Santa Barbara, California ("Deed of Trust").

          7. Employer, shall at its cost, provide to Employee the outplacement services of Drake, Beam, Morin, Inc. Pursuant to that firm's Executive Six Month Program, such services to be provided at a Los Angeles area office of that firm.

          8. Employee shall be entitled to take title to the furniture in his current office which consists of a desk, chair, filing cabinets, personal computer, meeting table and chairs and book shelf, as well as the legal reference materials located in Employer's "Law Library", including the book shelves holding such materials, which are hereby conveyed to the Employee on an "AS IS, WHERE IS" basis without any warranties either express or implied. Such furniture must be removed from Employer's premises at Employee's cost on or before July 28, 1995. Employee will be granted access to the premises to remove above mentioned items.

          9. Employee agrees that he has heretofore received payment in full for any and all (i) paid time off (PTO) accrued to the date of this Agreement,
(ii) salary and other compensation through the date of this Agreement, and (iii) outstanding business expenses incurred prior to the date of this Agreement.

          10. In consideration of the above, Employee for and on behalf of himself, his spouse, descendants, ancestors, dependents, heirs, executors, administrators, assigns and successors, and each of them, hereby covenants not to sue and fully, forever and irrevocably releases, discharges and acquits Employer its subsidiaries and affiliates, and each of them, and their respective officers, directors, shareholders, employees, agents, affiliates and attorneys and their respective heirs, representatives, successors and assigns, and each of them (hereinafter collectively referred to as the "Employer Releases") from any and all actions, causes of action, debts, agreements, promises, liabilities, claims, damages or demands of any kind or nature whatsoever, that Employee has had, may have had, or now has, or hereafter can, shall or may have against the Employer Releases, and each of them, for or by reason of any matter, cause or thing whatsoever, through and including the date hereof, including specifically, but not exclusively and without limiting the generality of the foregoing, employment of Employee by Employer and the termination thereof, and any and all forms of compensation or reimbursement, including any incentive awards or bonuses, relating to such employment, any claim for worker's compensation or any claim under or pursuant to that certain Retention Agreement, dated as of January 2, 1994, by and between Employer and Employee (the "Retention Agreement"). Notwithstanding the foregoing, nothing contained herein shall be construed as a waiver, release or discharge of any rights which Employee may have (i) to indemnification under and subject to the provision of Article VII of the By-Laws of Employer, (ii) under either Delaware General Corporation Law 145, or California Labor Code 2802, or (iii) under the Company's directors' and officers' liability insurance policies.

          11. In consideration of the above, Employer, for and behalf of itself, its subsidiaries and affiliates, and each of them and their respective officers, directors, shareholders, partners, employees, agents, affiliates and attorneys, and their respective heirs, representatives, successors and assigns, and each of them hereby fully, forever, and irrevocably releases, discharges and acquits Employee, his spouse, descendants, ancestors, dependents, heirs, executors, administrators, assigns and successors, and each of them ("Employee Releasees"), from any and all actions, causes of action, debts, agreements, promises, liabilities, claims, damages or demands of any kind or nature whatsoever, that Employer has had, may have had, or now has, or hereafter can, shall or may have against Employee Releasees, and each of them, for or by reason of any matter, cause or thing whatsoever, through and including the date hereof, including specifically, but not exclusively and without limiting the generality of the foregoing, any liability arising out or in connection with the employment of Employee by Employer. Notwithstanding the foregoing, nothing contained herein shall be construed as a waiver, releasee or discharge of any rights which Employer may have in connection with any act or omission by Employee at any time which constituted misappropriation, selfdealing, fraud or intentional or willful misconduct of any nature.

          12. It is understood and agreed that the releases set forth in paragraphs 10 and 11 above, respectively, are intended as and shall be deemed to be full and complete releases of any and all claims that Employee may or might have against the Employer Releasees, or any of them, or, except as noted in paragraph 11 above, that Employer may have against Employee Releasees, or any of them, arising out of any act, omission or occurrence to date and said releases are intended to cover and do cover any and all future damages and Claims not now known to Employee or Employer or which may later develop or be discovered, including all causes of action therefor and arising out of or in connection with any occurrence to date.

          13. The parties hereto each hereby represent and warrant that they are aware of the provisions of Section 1542 of the Civil Code of the State of California, which section reads as follows:

                "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The provisions of Section 1542 are hereby expressly waived by each party hereto. Each party hereto similarly expressly waives any and all rights and benefits conferred by any law of any state or territory of the United States or of any foreign country, or principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code. Nothing herein, however, shall be deemed to release any claim by either party hereto which arises out of the nonperformance or breach of any of the terms and conditions contained herein. Notwithstanding the foregoing, nothing herein contained shall limit the right of either party hereto to enforce the provisions of this Agreement.

          14. Employee expressly acknowledges and agrees that, by entering into this Agreement, he is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement.
Employee further expressly acknowledges and agrees that:

          (a) In return for this Agreement, he will receive compensation beyond that which he was already entitled to receive before entering into this Agreement;

          (b) He is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

          (c) He was given a copy of this Agreement on July 19, 1995, and is informed by this Agreement that he has 21 days within which to consider the Agreement; and

          (d) He is hereby advised that he has seven (7) days following the date of execution of this Agreement in which to revoke this Agreement. Any revocation of this Agreement must be in writing and hand delivered during the revocation period. This Agreement will become effective and enforceable seven days following execution by Employee unless it is revoked during the seven-day period.

Notwithstanding subparagraph (c) above, Employee, with full knowledge of his rights, waives the period of twenty-one (21) days within which to consider this Agreement.

          15. Employer and Employee each promise to maintain this Agreement in strict confidence and to make no disclosure of the terms of this settlement to any third party, except attorneys for the parties, Employer's accountants, Employee's family members, Employee's tax accountant, banks or other lenders to whom Employee may be indebted or from whom Employee may seek to obtain credit, and subject to the consent of Employer, which will not be unreasonably withheld, the non-financial portions of this Agreement may be made available to potential employers of Employee. If requested either party may make this Agreement available to

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

governmental tax authorities and as may be required by law, provided, however, that nothing herein contained shall prohibit Employee from disclosing the terms of this Agreement as may be required by law in order to assert a claim for unemployment insurance benefits, provided, however, that the foregoing shall in no way limit the effect of the releases set forth above.

          16. It is hereby agreed that both parties to this Agreement shall refrain from making any disparaging remarks about the other party to this Agreement (including disparaging remarks by the directors and executive officers of Employer, but excluding any such remarks by the other employees of Employer) and shall further refrain from interfering or causing others to interfere in the business or affairs of the other party.

          17. Employee agrees to return all Employer property in his possession to Employer on or before the date hereof, including but not limited to company-issued credit cards and office keys. Employee acknowledges that he has heretofore entered into a Confidentiality and Assignment Agreement ("Confidentiality Agreement") with the Employer. The Confidentiality Agreement and Section 12 of the Retention Agreement are each by this reference incorporated herein in their entirety and are made a part of this Agreement. Employee agrees and acknowledges that, as an employee of Employer, he is obliged to comply with Employer's policies and procedures with respect to confidential, proprietary and non-public information. Employee agrees that he will not, without the Employer's prior written consent, at any time after the date of this letter, divulge, furnish or make accessible to anyone or use in any way, any information which is subject to the Confidentiality Agreement or Section 12 of the Retention Agreement. Employee understands and agrees that any material disclosure in contravention of the foregoing may release Employer from any obligations it may have to Employee under this Agreement.

          18. This Agreement supersedes any prior written, oral or implied agreement between the parties hereto regarding the subject matter hereof, particularly including, but not limited to, the Retention Agreement, which shall in all respects, except Section 12 thereof which shall remain binding on Employee and which is hereby incorporated herein by reference, be deemed null and void effective as of the date hereof. This Agreement may only be amended by a written agreement signed by the parties hereto.

          19. Employee agrees and understands that the execution of this Agreement shall not constitute or be construed as an admission by Employer of any liability to or of the validity of any claim whatsoever by Employee.

          20. Employer agrees and understands that the execution of this Agreement shall not constitute or be construed as an admission by Employee of any liability to or of the validity of any claim whatsoever by Employer.

          21. Employer and Employee acknowledge that they have been advised to obtain and have obtained the advice of legal counsel of their choice (in the case of Employer, someone other than Employee) regarding their execution of this Agreement.

          22. Employee hereby represents and agrees that in entering into this Agreement he has relied solely upon his own judgment, belief and knowledge and that, except as set forth herein, no statement made by or on behalf of Employer has in any way influenced him in such regard.

          23. Employer hereby represents and agrees that in entering into this Agreement it has relied solely upon its own judgment, belief and knowledge and that, except as set forth herein, no statement made by or on behalf of Employee has in any way influenced it in such regard.

          24. Each party hereto represents and warrants to the other party hereto that he or it has not assigned any claim he or it may or might have against the other party to any third party.

          25. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns. This Agreement is in the nature of a personal services contract and may not be assigned by Employee without the prior written consent of Employer. Any assignment by Employee without Employer's consent shall be null and void.

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

This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and may be amended only by a written instrument executed by both parties hereto.

          26. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          27. If either party files any action or brings any proceeding against the other arising out of this Agreement, the prevailing party in any such action or proceeding shall be entitled to recover as an element of his or its costs of suit, and not as damages, reasonable attorneys' fees to be fixed by the court.

          28. The parties hereto acknowledge that the payments, benefits and other accommodations provided for in this Agreement are not intended to and do not establish any severance or termination allowance policy, plan or procedure of Employer.

          29. Employer represents that the material terms and conditions contained herein have been approved by the Board of Directors of Employer.

          30. It is agreed by each of the parties hereto that they have read the above and fully understand the terms of this Agreement which they voluntarily executed in good faith and deemed to be a full and equitable settlement of this matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                       __________________________________
                       Raymond P. Le Blanc


                       APPLIED MAGNETICS CORPORATION



                       By_________________________________
                       Craig D. Crisman, Chairman and
                       Chief Executive Officer

                                   Exhibit A
                       LeBlanc Stock Option Analysis



                             Accelerated               Cash Value   Total
Option                       Shares       Option       of Option    Cash
Number         Grant date    Vested       Price        Per Share    Value
---------------------------------------------------------------------------

I-0641         Oct-94         5000        $3.875       $3.38        $16,875
LB0001         Sep-94         1113        $4.250       $3.00        $ 3,339
S-0012         Feb-94        20000        $5.125       $2.13        $42,500
I-0629         Oct-93         7800        $5.875       $1.38        $10,725
A-0379         Oct-93         2200        $5.875       $1.38        $ 3,025
LT-0008        June-82        3705        $1.296       $5.95        $22,061

TOTALS                       39818                                  $98,525


Shares With Accelerated Vesting as of July 17, 1995

Assumes a Stock Price of $7.25

                                       7